UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27074	52-1637226
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

55 Almaden Boulevard San Jose, California	95113
(Address of principal executive offices)	(Zip code)

(408) 494-2020

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 5, 2008, Secure Computing Corporation (the “Company”) entered into a Separation and Release Agreement (the “Separation Agreement”) with John E. McNulty to provide for the terms of his separation from the Company. As reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 24, 2008, Mr. McNulty resigned as the Company’s Chief Executive Officer and as Chairman of the Company’s Board of Directors on April 22, 2008. Following his resignation, Mr. McNulty continued to provide services full-time to the Company through May 12, 2008, and continues to serve on the Company’s Board of Directors. The Separation Agreement provides for:

•

the payment to Mr. McNulty, in a lump sum promptly following expiration of the applicable rescission period under the Separation Agreement, of 18 months of Mr. McNulty’s base salary at the time of his termination of employment;

•

the continued vesting and exercisability of stock options and the continued vesting of restricted stock awards held by Mr. McNulty, as provided under the applicable award agreements and the Company’s 2002 Stock Incentive Plan, provided that Mr. McNulty’s “Termination Date” for purposes of vesting and exercisability of such awards shall be no later than the later of (a) the date on which Mr. McNulty ceases to serve as a director of the Company, or (b) 18 months following May 12, 2008;

•

the continuation of Mr. McNulty’s health benefits (medical, dental and optical) for two years following May 12, 2008 at the expense of the Company, unless comparable coverage is obtained earlier from another source;

•	Mr. McNulty to be available as reasonably requested during the 18-month period following May 12, 2008; and

•	a release by Mr. McNulty of claims against the Company.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement between Secure Computing Corporation and John E. McNulty dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: June 6, 2008	By:	/s/ Steve Kozachok
Steve Kozachok
Sr. Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Separation Agreement between Secure Computing Corporation and John E. McNulty dated June 2, 2008.